Exhibit 99.1

IA GLOBAL REPORTS REVENUE OF $3,243,000 FOR THE THREE MONTHS ENDED JUNE 30, 2006

TAMPA, FL August 14, 2006/PRNewswire-FirstCall/ --

Summary of Operating Results From Continuing Operations

IA Global Inc. (Amex: IAO) announced its results for the three months ended June 30, 2006. Revenues increased to $3,243,000 for the three months ended June 30, 2006 compared to $893,000 for the same quarter in 2005 primarily due to the acquisition of Global Hotline, Inc. on June 15, 2005. The net loss from continuing operations increased to $1,883,000 for the three months ended June 30, 2006 from $463,000 in the same period in 2005 due to expenses related to the expansion of the Global Hotline business. The net loss per share from continuing operations was $.02 and $.01 for the three months ended June 30, 2006 and 2005, respectively.

Global Hotline continues to negotiate $3.9 million in contractual penalties that were recorded as accrued liabilities and not as revenues in the financial statements for the three months ended March 31, 2006. The Company expects to finalize negotiations on the final penalty by September 2006 and there is no guarantee that we will be successful in reducing the penalties.

At June 30, 2006, the Company had cash and cash equivalents of $3,942,000, net working capital of $1,378,000 and stockholder’s equity of $3,260,000. Stockholder’s equity and the statement of operations were positively impacted by the Yen/Dollar exchange rate by $110,000 for the three months ended June 30, 2006.

The Company’s President, Mark Scott, said, “Global Hotline closed three contracts with significant companies to sell telephone, broadband lines and insurance products in Japan during the three months ended June 30, 2006 and now has four contracts which we ultimately expect to be significant in revenues and profits. Their integration efforts for these contracts started during the quarter when they established a third call center with up to 230 seats to support the insurance contract and obtained the necessary licenses. Global Hotline expects to incur startup and training costs through September 2006 and to incur losses into the December 31, 2006 quarter during the startup phase of the new contracts.”

Net Loss

The net loss increased to $1,419,000 for the three months ended June 30, 2006 from $891,000 in the same period in 2005 due to expenses related to the expansion of the Global Hotline business and legal expenses of $190,000 related to litigation, offset by a net gain from discontinued operations of $463,000 for three months ended June 30, 2006. The Company recorded a net loss from discontinued operations of $427,000 for the three months ended June 30, 2005.

The Company accounted for the sale and operations of Rex Tokyo, Fan Club and IA Global Acquisition Co as discontinued operations for the three and six months ended June 30, 2006 and 2005 in accordance with SFAS 144.

Third Quarter Results

The Company expects to report its results for the three months ended September 30, 2006 by November 14, 2006.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Japanese companies that operate in the telecommunication and technology markets. We own 100% of Global Hotline, Inc., which operates call centers and is a reseller of telephone and broadband lines and insurance in Japan.

For further information, contact:

Mark Scott, President and CFO

IA Global Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the four significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

                                     IA GLOBAL, INC. AND SUBSIDIARIES
                                       CONSOLIDATED BALANCE SHEETS

                                                                            June 30,        December 31,
                                                                              2006              2005
                                                                          ------------      ------------
                                                                          (unaudited)        (audited)

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .........................................     $  3,941,630      $  4,460,986
  Accounts receivable, net of allowance for doubtful accounts of $0 .        3,666,585           610,220
  Prepaid expenses ..................................................          528,455           430,334
  Notes receivable ..................................................          661,133         4,129,408
  Other current assets ..............................................          269,902           189,783
  Deferred tax asset ................................................          417,785                 -
  Assets from discontinued operations ...............................                -        12,606,044
                                                                          ------------      ------------
    Total current assets ............................................        9,485,490        22,426,775

EQUIPMENT, NET ......................................................          551,531           521,964

OTHER ASSETS
  Intangible assets, net ............................................        3,112,594         4,449,558
  Other assets ......................................................        1,134,509           735,859
                                                                          ------------      ------------

                                                                          $ 14,284,124      $ 28,134,156
                                                                          ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ..........................................     $    233,957      $    496,448
  Accrued liabilities ...............................................        5,584,569         2,274,646
  Consumption taxes received ........................................          546,243           294,947
  Income taxes payable- foreign .....................................                -           825,000
  Note payable ......................................................        1,742,904                 -
  Deferred revenue ..................................................                -         3,589,532
  Liabilities of discontinued operations ............................                -        11,929,115
                                                                          ------------      ------------
    Total current liabilities .......................................        8,107,673        19,409,688
                                                                          ------------      ------------

LONG TERM  LIABILITIES:
  Convertible debentures ............................................        2,916,667         2,708,333
                                                                          ------------      ------------
                                                                             2,916,667         2,708,333
                                                                          ------------      ------------

STOCKHOLDER'S EQUITY:
  Series B Preferred stock, $.01 par value, 5,000 shares authorized
    0 and 1,158 issued and outstanding (liquidation value $1,158,000)                -                12
  Common stock, $.01 par value, 200,000,000 shares authorized,
    108,165,157 and 97,425,181 issued and outstanding, respectively .        1,081,651           974,251
  Additional paid in capital ........................................       32,696,221        32,992,589
  Accumulated deficit ...............................................      (30,468,890)      (27,662,170)
  Treasury stock ....................................................          (50,000)          (50,000)
  Accumulated other comprehensive gain (loss) .......................              802          (238,547)
                                                                          ------------      ------------
    Total stockholder's equity ......................................        3,259,784         6,016,135
                                                                          ------------      ------------

                                                                          $ 14,284,124      $ 28,134,156
                                                                          ============      ============

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                                               IA GLOBAL, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                Three Months Ended June 30,      Six Months Ended June 30,
                                                               -----------------------------   -----------------------------
                                                                    2006           2005            2006            2005
                                                               -------------   -------------   -------------   -------------
                                                                (unaudited)     (unaudited)     (unaudited)     (unaudited)

REVENUE .....................................................  $   3,242,500   $     892,918   $   6,913,805   $     892,918

COST OF SALES ...............................................        807,521         426,961       2,326,458         426,961
                                                               -------------   -------------   -------------   -------------

GROSS PROFIT ................................................      2,434,979         465,957       4,587,347         465,957

Selling, general and administrative expenses ................      4,665,782         838,000       8,526,788       1,140,106
                                                               -------------   -------------   -------------   -------------

OPERATING LOSS ..............................................     (2,230,803)       (372,043)     (3,939,441)       (674,149)
                                                               -------------   -------------   -------------   -------------

OTHER INCOME (EXPENSE):
  Interest income ...........................................         27,084              96          57,089             707
  Interest expense and amortization of beneficial
    conversion feature ......................................       (196,509)           (301)       (391,424)           (301)
  Other income ..............................................         54,292             583         107,885             583
  Foreign currency transaction adjustment ...................       (129,580)        (91,791)       (129,448)        (74,378)
                                                               -------------   -------------   -------------   -------------
    Total other income (expense) ............................       (244,713)        (91,413)       (355,898)        (73,389)
                                                               -------------   -------------   -------------   -------------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .........     (2,475,516)       (463,456)     (4,295,339)       (747,538)

INCOME TAXES:
  Deferred benefit ..........................................       (592,870)              -        (949,190)              -
  Current provision .........................................              -               -               -               -
                                                               -------------   -------------   -------------   -------------

NET LOSS FROM CONTINUING OPERATIONS .........................     (1,882,646)       (463,456)     (3,346,149)       (747,538)

DISCONTINUED OPERATIONS
  Gain from disposal of discontinued operations .............        463,375          99,349         463,375          99,349
  (Loss) profit from discontinued operations ................              -        (526,642)         76,054        (786,954)
                                                               -------------   -------------   -------------   -------------

NET LOSS ....................................................  $  (1,419,271)  $    (890,749)  $  (2,806,720)  $  (1,435,143)
                                                               =============   =============   =============   =============

Per share of Common-
  Basic net loss per share from continuing operations .......  $       (0.02)  $       (0.01)  $       (0.03)  $       (0.01)
  Basic net loss per share from discontinued operations .....              -               -               -           (0.01)
                                                               -------------   -------------   -------------   -------------
  Total basic net loss per share ............................  $       (0.02)  $       (0.01)  $       (0.03)  $       (0.02)
                                                               =============   =============   =============   =============

  Diluted net loss per share from continuing operations .....  $       (0.02)  $       (0.01)  $       (0.03)  $       (0.01)
  Diluted net loss per share from discontinued operations ...              -               -               -           (0.01)
                                                               -------------   -------------   -------------   -------------
  Total diluted net loss per share ..........................  $       (0.02)  $       (0.01)  $       (0.03)  $       (0.02)
                                                               =============   =============   =============   =============

  Weighted average shares of common stock outstanding - Basic    108,165,157      84,691,939     106,630,028      83,539,798
  Weighted average shares of common stock and common
   equivalent shares outstanding - diluted ..................    108,165,157      84,691,939     106,630,028      83,539,798

                                                            - 4 -

                                               IA GLOBAL, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 Six Months Ended June 30,
                                                                                              ------------------------------
                                                                                                  2006              2005
                                                                                              ------------      ------------
                                                                                               (unaudited)       (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ..............................................................................     $ (2,806,720)     $ (1,435,143)
  Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
    Depreciation and amortization .......................................................        1,013,599            90,510
    Amortization of beneficial conversion feature .......................................          208,334                 -
    Stock based compensation ............................................................           52,514                 -
  Changes in operating assets and liabilities:
    Accounts receivable .................................................................       (3,056,365)          (76,942)
    Notes receivable ....................................................................         (167,219)                -
    Prepaid expenses ....................................................................          (98,121)         (211,209)
    Other current assets ................................................................          (80,119)          203,772
    Income taxes receivable- foreign ....................................................         (417,785)                -
    Other assets ........................................................................         (398,650)            4,504
    Accounts payable ....................................................................         (262,491)           82,356
    Accrued and other liabilities .......................................................        3,309,923           852,726
    Net consumption tax payable .........................................................          166,286            52,968
    Income taxes payable - foreign ......................................................         (253,120)                -
    Deferred revenue ....................................................................       (3,589,532)         (558,250)
                                                                                              ------------      ------------
Net cash used in continuing operations ..................................................       (6,379,466)         (994,708)
  (Gain) loss from discontinued operations ..............................................         (539,429)          687,605
  Net cash used in discontinued operations ..............................................         (854,895)       (1,014,166)
  Net decrease in assets of discontinued operations .....................................       12,606,044         4,653,713
  Net (decrease) in liabilities of discontinued operations ..............................      (11,929,115)       (3,624,791)
                                                                                              ------------      ------------
NET CASH USED IN OPERATIONS .............................................................       (7,096,861)         (292,347)
                                                                                              ------------      ------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchases of capital expenditures .....................................................          (98,844)                -
  Repayment of loan receivable from QUIKCAT Australia Pty Ltd ...........................                -           150,000
  Proceeds from sale of QUIKCAT business unit and note receivable .......................                -            30,000
  Proceeds from sale of Fan Club Entertainment Co Ltd ...................................                -           185,000
  Repayment of loan receivable from affiliate of controlling shareholder group ..........        3,394,000                 -
  Proceeds from sale of Rex Tokyo Co, Ltd. ..............................................        1,300,000                 -
  Cash from Global Hotline, Inc. on date of acquisition .................................                -         1,240,037
                                                                                              ------------      ------------
NET CASH PROVIDED BY INVESTING ACTIVITIES ...............................................        4,595,156         1,605,037
                                                                                              ------------      ------------

CASH PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from long term debt ..........................................................        1,743,000                 -
  Repayment of long term debt ...........................................................                -               500
                                                                                              ------------      ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ...............................................        1,743,000               500
                                                                                              ------------      ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ....................................         (758,705)        1,313,190

EFFECT OF EXCHANGE RATE CHANGES ON CASH .................................................          239,349          (246,051)

CASH AND CASH EQUIVALENTS, beginning of period ..........................................        4,460,986           359,174
                                                                                              ------------      ------------

CASH AND CASH EQUIVALENTS, end of period ................................................     $  3,941,630      $  1,426,313
                                                                                              ============      ============

Supplemental disclosures of cash flow information:
  Interest paid .........................................................................     $      2,292      $          -
  Taxes paid ............................................................................     $     79,030      $         93

Non-cash investing and financing activities:
  Common stock surrendered to company in payment of note receivable .....................     $    241,494      $          -
  Subscription receivable from convertible debentures ...................................     $          -      $  3,750,000
  Common stock issued for Global Hotline, Inc. ..........................................     $          -      $  3,097,500
  Issuance of loan receivable for sale of Fan Club Entertainment Co Ltd .................     $          -      $    755,000
  Issuance of loan receivable for sale of QUIKCAT business unit .........................     $          -      $    200,000
  Subscription receivable from sale of common stock .....................................     $          -      $     59,500
  Adjustment of intangible asset due to recognition of tax asset related
   to NOL carryforward from acquisition of Global Hotline, Inc. .........................     $    486,870      $          -

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